EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Settlement and Release Agreement dated as of January 30, 2004 by and among Front Porch Digital, Inc., Andrew Vasko and Vasko Enterprises, Inc. of our report dated May 9, 2003, with respect to the consolidated financial statements of Front Porch Digital Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





                                               /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 26, 2004